Exhibit 99.1

Fulgent Reports Second Quarter 2023 Financial Results

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Total Revenue of $68 million
•
Record Core Revenue of $67 million, growth of 48% year-over-year
•
Raises Full Year 2023 Core Revenue Guidance to $260 million and Narrows Expected Loss

EL MONTE, CA, August 4, 2023 — Fulgent Genetics, Inc. (NASDAQ: FLGT) (“Fulgent” or the “Company”), a technology-based company with a well-established clinical diagnostic business and a therapeutic development business, today announced financial results for its second quarter ended June 30, 2023.

Second Quarter 2023 Results:

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Total Revenue of $68 million
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Core Revenue1 grew 48% year-over-year to $67 million
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GAAP loss of $11.2 million, or $0.38 per share
•
Non-GAAP loss of $2.4 million, or $0.08 per share
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Adjusted EBITDA loss of $2.7 million
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Generated cash flow from operations of $9.7 million
•
Cash, cash equivalents, and investments in marketable securities of $846.8 million as of June 30, 2023, with the decrease from last quarter primarily related to non-operating activities including the full repayment of a margin loan and purchase of real estate

Note:

1) Core Revenue excludes revenue from COVID-19 testing products and services including COVID-19 NGS testing revenue.

Non-GAAP income (loss), non-GAAP income (loss) per share, and adjusted EBITDA income (loss) are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Commenting on the results, Ming Hsieh, Chairman of the Board and Chief Executive Officer, said, “We are pleased with our results so far in the first half of the year, with record revenue for our core genetics business showing continued momentum in our three main areas -- precision diagnostics, anatomic pathology, and pharma services. In our therapeutics development business, we are pleased with the medical community’s response to Phase 1b data for our lead drug candidate, FID-007, in various cancers, as presented at the American Society of Clinical Oncology annual meeting, and look forward to furthering this clinical program as we prepare for initiation of Phase 2 studies by the end of 2023.”

Paul Kim, Chief Financial Officer, added, “We are again raising our core guidance for the year due to our outperformance in the second quarter. Looking ahead, we believe our gross margins and operating margins will continue to improve as we implement efficiencies through our integration efforts. Our current cash position enables us to continue investing in our business.”

Outlook:

For the third quarter of 2023, Fulgent expects:

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Core Revenue of approximately $65 million

For the full year 2023, Fulgent now expects:

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Core Revenue of approximately $260 million
•
GAAP loss of approximately $2.15 per share
•
Non-GAAP loss of approximately $0.95 per share

Conference Call Information

Fulgent will host a conference call for the investment community today at 8:30 AM ET (5:30 AM PT) to discuss its second quarter 2023 results. The call may be accessed through a live audio webcast on the Investor Relations section of the Company’s website, http://ir.fulgentgenetics.com. An audio replay will be available at the same location.

Note Regarding Non-GAAP Financial Measures

Certain information set forth in this press release, including non-GAAP income (loss), non-GAAP income (loss) per share, and adjusted EBITDA income (loss) are non-GAAP financial measures. Fulgent believes this information is useful to investors because it provides a basis for measuring the performance of the Company’s business, excluding certain income or expense items that management believes are not directly attributable to the Company’s operating results. Fulgent defines non-GAAP income (loss) as net income (loss) calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP, plus amortization of intangible assets, plus restructuring costs, plus acquisition-related costs, including banking fees and legal fees associated with acquisitions, plus equity-based compensation expense, plus or minus the non-GAAP tax effect, and plus or minus other charges or gains, as identified, that management believes are not representative of the Company’s operations. The non-GAAP tax effect is calculated by applying the statutory corporate tax rate on the amortization of intangible assets, restructuring costs, acquisition-related costs, and equity-based compensation expense. Fulgent defines adjusted EBITDA income (loss) as GAAP income (loss) plus or minus interest (expense) income, plus or minus provisions (benefits) for income taxes, plus restructuring costs, plus acquisition-related costs, plus equity-based compensation expense, plus depreciation and amortization, and plus or minus other charges or gains, as identified, that management believes are not representative of the Company’s operations. Fulgent may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA income (loss); accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an implication that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of net income (loss) in evaluating the Company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent may not be comparable to similarly titled metrics reported by other companies.

About Fulgent

Fulgent is a technology-based company with a well-established clinical diagnostic business and a therapeutic development business. Fulgent’s clinical diagnostic business offers molecular diagnostic testing services, comprehensive genetic testing, and high-quality anatomic pathology laboratory services designed to provide physicians and patients with clinically actionable diagnostic information to improve the quality of patient care. Fulgent’s therapeutic development business is focused on developing drug candidates for treating a broad range of cancers using a novel nanoencapsulation and targeted therapy platform designed to improve the therapeutic window and pharmacokinetic profile of new and existing cancer drugs. The Company aims to transform from a genomic diagnostic business into a fully integrated precision medicine company.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: future performance; guidance regarding expected quarterly and annual financial results, core revenues, GAAP loss, and non-GAAP loss; evaluations and judgments regarding the stability of certain revenue sources, the Company’s cash position and sufficiency of its resources, momentum, vision, future opportunities and future growth the Company’s testing services and technologies and expansion; the Company’s research and development efforts, including any implications that the results of earlier clinical trials will be representative or consistent with later clinical trials and the expected availability of data or results of these trials; the Company’s identification and evaluation of opportunities and its ability to capitalize on opportunities, capture market share, or expand its presence in certain markets; and the Company’s ability to continue to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on management’s current assumptions, expectations, and beliefs concerning future developments and their potential effect on the Company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the market potential for, and the rate and degree of market adoption of, the Company’s tests, including its Beacon787 panel; its ability to maintain turnaround times and otherwise keep pace with rapidly changing technology; the Company’s ability to maintain the low internal costs of its business model; the Company’s ability to maintain an acceptable margin; risks related to volatility in the Company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the Company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the Company’s revenue; the Company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests and testing services; the Company’s level of success in establishing and obtaining the intended benefits from partnerships, strategic investments, joint ventures, acquisitions, or other relationships; the success of the Company’s development efforts, including the Company’s ability to progress its candidates through clinical trials on the timelines expected; the Company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; and the Company’s ability to protect its proprietary technology and intellectual property. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the Company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The Company’s reports filed with the U.S. Securities and Exchange Commission, or the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on the Company’s website upon their filing with the SEC. These reports contain more information about the Company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release.

Investor Relations Contact:

The Blueshirt Group

Melanie Solomon, melanie@blueshirtgroup.com

FULGENT GENETICS, INC.
Condensed Consolidated Balance Sheet Data
June 30, 2023 and December 31, 2022
(in thousands)

	June 30,	December 31,
	2023	2022
ASSETS:
Cash and cash equivalents	$58,348	$79,506
Investments in marketable securities	788,466	773,377
Accounts receivable, net	34,809	52,749
Property, plant, and equipment, net	87,556	81,353
Other assets	385,398	399,068
Total assets	$1,354,577	$1,386,053
LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and other liabilities	$91,251	$116,178
Total stockholders’ equity	1,263,326	1,269,875
Total liabilities & equity	$1,354,577	$1,386,053

FULGENT GENETICS, INC.
Condensed Consolidated Statement of Operations Data
Three and Six Months Ended June 30, 2023 and 2022
(in thousands, except per share data)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$67,853	$125,341	$134,021	$445,609
Cost of revenue (1)	47,281	60,065	94,638	137,790
Gross profit	20,572	65,276	39,383	307,819

Operating expenses:
Research and development (1)	9,692	6,905	19,474	12,894
Selling and marketing (1)	10,723	10,866	20,806	18,806
General and administrative (1)	17,993	30,240	39,795	56,015
Amortization of intangible assets	1,962	1,575	3,930	2,481
Restructuring costs	—	2,896	—	2,896
Total operating expenses	40,370	52,482	84,005	93,092
Operating (loss) income	(19,798)	12,794	(44,622)	214,727
Interest and other income, net	5,098	958	8,873	1,003
(Loss) income before income taxes	(14,700)	13,752	(35,749)	215,730
(Benefit from) provision for income taxes	(3,110)	2,653	(8,310)	51,074
Net (loss) income from consolidated operations	(11,590)	11,099	(27,439)	164,656
Net loss attributable to noncontrolling interests	361	438	870	860
Net (loss) income attributable to Fulgent	$(11,229)	$11,537	$(26,569)	$165,516

Net (loss) income per common share attributable to Fulgent:
Basic	$(0.38)	$0.38	$(0.90)	$5.46
Diluted	$(0.38)	$0.37	$(0.90)	$5.30

Weighted average common shares:
Basic	29,813	30,362	29,675	30,298
Diluted	29,813	31,189	29,675	31,225

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$2,359	$2,243	$4,753	$3,708
Research and development	3,670	2,502	7,118	4,423
Selling and marketing	1,094	1,080	2,455	1,905
General and administrative	3,200	2,205	6,262	3,610
Total equity-based compensation expense	$10,323	$8,030	$20,588	$13,646

FULGENT GENETICS, INC.
Non-GAAP Income (Loss) Reconciliation
Three and Six Months Ended June 30, 2023 and 2022
(in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss) income attributable to Fulgent	$(11,229)	$11,537	$(26,569)	$165,516
Amortization of intangible assets	1,962	1,575	3,930	2,481
Restructuring costs	—	2,896	—	2,896
Acquisition-related costs	—	5,158	—	6,409
Equity-based compensation expense	10,323	8,030	20,588	13,646
Non-GAAP tax effect (1)	(3,440)	(4,945)	(6,865)	(7,121)
Non-GAAP (loss) income attributable to Fulgent	$(2,384)	$24,251	$(8,916)	$183,827

Net (loss) income per common share attributable to Fulgent:
Basic	$(0.38)	$0.38	$(0.90)	$5.46
Diluted	$(0.38)	$0.37	$(0.90)	$5.30

Non-GAAP (loss) income per common share attributable to Fulgent:
Basic	$(0.08)	$0.80	$(0.30)	$6.07
Diluted	$(0.08)	$0.78	$(0.30)	$5.89

Weighted average common shares:
Basic	29,813	30,362	29,675	30,298
Diluted	29,813	31,189	29,675	31,225

(1) Tax rates as follows:
Corporate tax rate of 28% for the three and six months ended June 30, 2023 and 2022.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three and Six Months Ended June 30, 2023 and 2022
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss) income attributable to Fulgent	$(11,229)	$11,537	$(26,569)	$165,516
Interest income, net	(5,003)	(874)	(8,775)	(135)
(Benefit from) provision for income taxes	(3,110)	2,653	(8,310)	51,074
Restructuring costs	—	2,896	—	2,896
Acquisition-related costs	—	5,158	—	6,409
Equity-based compensation expense	10,323	8,030	20,588	13,646
Depreciation and amortization	6,312	8,345	13,191	13,040
Adjusted EBITDA	$(2,707)	$37,745	$(9,875)	$252,446